Exhibit 11

                IMPERIAL HOLLY CORPORATION AND SUBSIDIARIES
                  COMPUTATION OF INCOME PER COMMON SHARE
                                (UNAUDITED)
                                                 Three Months      Six Months
                                                     Ended            Ended
                                                  September 30     September 30
                                                      1994            1994
                                                 --------------   --------------
                                                    (In Thousands of Dollars)
NET INCOME (LOSS) FOR PRIMARY AND
  FULLY DILUTED COMPUTATION:
    As reported ..............................    $     (1,140)    $       (144)
    Adjustments - none .......................            --               --
                                                  ------------     ------------
    As adjusted ..............................    $     (1,140)    $       (144)
                                                  ============     ============
PRIMARY EARNINGS (LOSS) PER SHARE:
    Weighted average shares of common
      stock outstanding ......................      10,262,336       10,259,350

    Incremental shares issuable from
      assumed exercise of stock options
      under the treasury stock method ........          32,074           31,942
                                                  ------------     ------------
    Weighted average shares of common
      stock outstanding, as adjusted .........      10,294,410       10,291,292
                                                  ============     ============

    Primary earnings (loss) per share ........    $      (0.11)    $      (0.01)
                                                  ============     ============
FULLY DILUTED EARNINGS (LOSS) PER SHARE:
    Weighted average shares of common
      stock outstanding ......................      10,262,336       10,259,350

    Incremental shares issuable from
      assumed exercise of stock options
      under the treasury stock method ........          46,522           46,522
                                                  ------------     ------------
    Weighted average shares of common
      stock outstanding, as adjusted .........      10,308,858       10,305,872
                                                  ============     ============
    Fully diluted earnings (loss)
      per share ..............................    $      (0.11)    $      (0.01)
                                                  ============     ============

     This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K; the amount of dilution illustrated in this calculation is not required to be disclosed pursuant to paragraph 14 of Accounting Principles Board Opinion No. 15.